Exhibit 32.2
CERTIFICATION OF CFO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Zap.Com Corporation (the “Company”) on Form 10-Q for the quarter ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis T. McCarron, as the Executive Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 to the best of my knowledge, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ FRANCIS T. McCARRON
Francis T. McCarron
Executive Vice President and Chief Financial Officer August 5, 2010

This Certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

16